Exhibit 99.1

CHF Solutions, Inc. Announces 27% Revenue Growth for its Second Quarter and Provides Company Update

Eden Prairie, MN: August 7, 2018: CHF Solutions, Inc. (NASDAQ: CHFS) announced today its second quarter results for the period ended June 30, 2018.  Highlights include:

•	Revenue for second quarter ended June 30, 2018 increased 27 percent compared to the same period in 2017 and six percent sequentially over the first quarter of 2018.

•	Expanded US sales territories from ten to 13 and hired and trained three additional sales representatives.

•
In July 2018, received a blanket purchase agreement from the United States Department of Veteran’s Affairs for up to a maximum of $6.5 million to supply Aquadex FlexFlow systems for outpatient services. The blanket purchase agreement is for a period of up to five-years and allows but does not obligate the purchase of the products.

•
Recently published data at the International Society for Pharmaeconomics and Outcomes Research conference shows that hospitals that use an ultrafiltration system versus diuretic therapy save an average of $3,975 per patient at 90 days due to a reduction of patient readmission rates and duration of stay.

•	Continued international expansion and announced entrance into the German market by signing an agreement with HSC, our current European logistics provider.

•	Subsequent to quarter end, completed an underwritten public equity offering for net proceeds of approximately $4.7 million.

“We have continued to incrementally execute on our expansion strategy, including continued upward trends in our revenue,” said John Erb, Chairman and CEO. “We continue to be optimistic about our future growth and look forward to reporting further developments.”

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance.

To access the live webcast, please visit the Investors page of the CHF Solutions website at www.chf-solutions.com. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID 8576075. An audio archive of the webcast and a transcript of the call will be available following the call on the Investor page at www.chf-solutions.com.

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow system for Aquapheresis® therapy. The Aquadex FlexFlow system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies.  The company's objective is to improve the quality of life for patients with heart failure and related conditions. CHF Solutions is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statement regarding the benefits from using the Aquadex FlexFlow, trends in our revenue, our expansion plan and our future growth and developments.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our business strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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FINANCIALS

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
 (Unaudited and in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net sales	$1,099	$864	$2,136	$1,765
Costs and expenses:
Cost of goods sold	870	616	1,771	1,130
Selling, general and administrative	3,765	2,420	7,776	4,807
Research and development	643	327	1,122	635
Total costs and expenses	5,278	3,363	10,669	6,572
Loss from operations	(4,179)	(2,499)	(8,533)	(4,807)
Other income (expense):
Other income, net	-	5	-	11
Warrant valuation expense	-	-	-	(67)
Change in fair value of warrant liability	-	37	-	1,466
Total other income, net	-	42	-	1,410
Loss before income taxes	(4,179)	(2,457)	(8,533)	(3,397)
Income tax benefit (expense), net	(2)	(1)	(2)	(1)
Net loss	$(4,181)	$(2,458)	$(8,535)	$(3,398)

Basic and diluted loss per share	$(0.93)	$(9.38)	$(2.00)	$(27.77)

Weighted average shares outstanding – basic and diluted	4,494	371	4,263	225

Other comprehensive loss:
Foreign currency translation adjustments	$(2)	$(5)	$(1)	$(6)
Total comprehensive loss	$(4,183)	$(2,463)	$(8,536)	$(3,404)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2018 (unaudited)	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$6,995	$15,595
Accounts receivable	652	545
Inventory	2,315	1,588
Other current assets	205	136
Total current assets	10,167	17,864
Property, plant and equipment, net	576	570
Other assets	195	21
TOTAL ASSETS	$10,938	$18,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$838	$862
Accrued compensation	979	1,021
Other current liabilities	186	208
Total current liabilities	2,003	2,091
Other liabilities	126	126
Total liabilities	2,129	2,217

Commitments and contingencies	—	—

Stockholders’ equity
Series A junior participating preferred stock as of June 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of June 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 610 and 3,780 shares, respectively, issued and outstanding 610 and 3,780, respectively	—	—
Preferred stock as of June 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 39,969,390 and 39,966,220 shares, none outstanding	—	—
Common stock as of June 30, 2018 and December 31, 2017, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 4,505,953 and 3,798,929, respectively		—
Additional paid‑in capital	198,474	197,367
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,226	1,227
Accumulated deficit	(190,891)	(182,356)
Total stockholders’ equity	8,809	16,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,938	$18,455

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended June 30,
	2018	2017
Operating Activities:
Net loss	$(8,535)	$(3,398)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization expense	115	436
Stock-based compensation expense, net	1,107	281
Change in fair value of warrant liability	-	(1,466)
Warrant valuation expense	-	67
Changes in operating assets and liabilities:
Accounts receivable	(107)	(336)
Inventory	(727)	(187)
Other current assets	(48)	8
Accounts payable and accrued expenses	(283)	(1,103)
Net cash used in operations	(8,478)	(5,698)

Investing Activities:
Purchases of property and equipment	(121)	(20)
Net cash used in investing activities	(121)	(20)

Financing Activities:
Net proceeds from public stock offering	-	8,002
Net proceeds from exercise of warrants	-	1,768
Net proceeds from the sale of preferred stock and warrants	-	184
Net cash (used in) provided by financing activities	-	9,954

Effect of exchange rate changes on cash	(1)	(1)
Net (decrease) increase in cash and cash equivalents	(8,600)	4,235
Cash and cash equivalents - beginning of period	15,595	1,323
Cash and cash equivalents - end of period	$6,995	$5,558

Supplement schedule of non-cash activities
Warrants issued as inducement to warrant exercise	$-	$509
Conversion of temporary equity to permanent equity	$-	$485
Financing fees included in long-term assets and accounts payable	$195	$-

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com